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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22689) pertaining to the Stock Option Plan of Florida Panthers Holdings, Inc. of our report dated January 26, 1996, with respect to the financial statements and schedules of Boca Raton Hotel and Club Limited Partnership as of December 31, 1995 and for the two years then ended included in Form 8-K of Florida Panthers Holdings, Inc. dated on or about June 25, 1997.



                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP


West Palm Beach, Florida
June 24, 1997